                                                                    EXHIBIT 3(B)

                                    BY-LAWS

                                      OF

                      COMMERCIAL BANCSHARES, INCORPORATED

                                  May 8, 1996

                             Article I.   Offices.

          The principal office of the corporation shall be located at 415 Market Street, in the City of Parkersburg, Wood County, West Virginia. The corporation may have such other offices, either within or without the State of West Virginia, as the board of directors may designate or as the business of the corporation may require from time to time.

                           Article II.  Shareholders.

          Section 1.  Annual Meeting.  The annual meeting of the shareholders
                      --------------
shall be held on such date as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The board of directors shall fix the time and place of the annual meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of West Virginia, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

          Section 2.  Special Meetings.  Special meetings of the shareholders,
                      ----------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president, the chairman of the board, the chief executive officer, or by a majority of the board of directors, and shall be called by the president at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the corporation entitled to vote at the meeting. The president shall give notice of the meeting to all shareholders entitled to vote at such meeting. No matter how called, every request for a special meeting shall state the purpose or purposes of such meeting and the matters proposed to be acted upon at the meeting. No special meeting need be called at the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any annual or special meeting held during the preceding twelve (12) months.

          Section 3.  Place of Meeting.  The board of directors may designate
                      ----------------
any place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of West Virginia, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of West Virginia.

          Section 4.  Notice of Meeting.  Written or printed notice stating the
                      -----------------
place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty (20) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

          Section 5.  Closing of Transfer, Fixing of Record Date.  For the
                      ------------------------------------------
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors shall not close the stock transfer books. The board of directors may fix in advance a date as the record date in order to make a determination of shareholders in the manner provided herein. In the case of the fixing of a record date with respect to the declaration of a dividend, such date shall be fixed at least ten (10) business days after the date of declaration. In the case of the fixing of a record date with respect to a meeting of shareholders, such date shall be not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In the case of any other action requiring a determination of shareholders, such date shall be not more than fifty (50) days prior to the date on which the particular action is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

          Section 6.  Voting Record.  The officer or agent having charge of the
                      -------------
stock transfer records for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer record shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

          Section 7.  Quorum.  A majority of the outstanding shares of the
                      ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 8.  Proxies.  At all meetings of shareholders, a shareholder
                      -------
may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

          Section 9.  Voting of Shares.  Each outstanding share entitled to vote
                      ----------------
shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          Section 10.  Voting of Shares by Certain Holders.  Shares standing in
                       -----------------------------------
the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

          Shares held by an administrator, executor, guardian, committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

          Section 11.  Cumulative Voting.  At each election for directors every
                       -----------------
shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

          Section 12.  Informal Action by Shareholders.  Any action required to
                       -------------------------------
be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                        Article III.  Board of Directors

          Section 1.  General Powers.  The business and affairs of the
                      --------------
corporation shall be managed by its board of directors.

          Section 2.  Number, Tenure and Qualifications.  After the initial
                      ---------------------------------
board of directors which shall be twelve (12) in number, the number of directors of the corporation shall be not less than five (5) nor more than twenty-five
(25). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of West Virginia or shareholders of the corporation; however, no one shall be appointed, nominated or elected to the board who has attained the age of seventy (70). Provided, however, members of the initial board of directors shall not be subject to the age restriction. Provided further, that in the event the corporation acquires by merger, purchase or otherwise another financial institution the age restriction shall not apply to the appointment, nomination or election of a Director to the board of directors of this corporation who was a member of the Board of Directors of the financial institution so acquired. Further provided that the age restriction may be waived by the affirmative vote of three fourths of the elected members of the Board.

          Section 3.  Regular Meetings.  A regular meeting of the board of
                      ----------------
directors shall be held without other notice than these By-Laws, immediately after, and at the same place as, the annual meeting of shareholder. The Board of Directors may provide, by resolution, the time and place, either within or without the State of West Virginia for the holding of additional regular meetings without other notice than such resolution.

          Section 4.   Special Meetings.  Special meetings of the board of
                       ----------------
directors may be held at any time by the call of the president, the chairman of the board, the chief executive officer, or a majority of the board of directors. The person or person authorized to call special meetings of the board of directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the board of directors called by them.

          Section 5.  Notice.  Notice of any special meeting shall be give at
                      ------
least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If a special meeting is called by the chairman of the board or the president, notice of the meeting may be given to every director no less than one (1) hour prior to the time of such meeting, and such notice may be give either orally or by telephone, telegraph or letter. The presence of any director at a meeting shall constitute a waiver of notice of such meeting as to that director, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting except that such notice must set forth the nature of the business intended to be transacted if such business is (a) amending the By-Laws, (b) authorizing the sale of all or substantially all of the assets of the corporation or (c) electing a director.

          Section 6.  Quorum.  A majority of the number of directors fixed by
                      ------
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          Section 7.  Manner of Acting.  The act of the majority of the
                      ----------------
directors present at a meeting at which a quorum is present shall be the act of the board of directors.

          Section 8.  Vacancies.  Any vacancy occurring in the board of
                      ---------
directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at a special meeting of the board of directors or at a regular meeting of the board of directors if notice is given at least two (2) days beforehand.

          Section 9.  Compensation.  By resolution of the board of directors,
                      ------------
the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 10.  Presumption of Assent.  A director of the corporation who
                       ---------------------
is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 11.  Informal Action by Directors.  Any action required to be
                       ----------------------------
taken at a meeting of the directors or of a committee, or any other action which may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee entitled to vote with respect to the subject matter thereof.

          Section 12.  Committees of Directors.  The board of directors shall
                       -----------------------
appoint from among its members an executive committee as provided by Article XII hereof. The board of directors may appoint other committees composed of two or more directors; it may delegate to the executive committee, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of absent members. Any action by any committee of the board shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.


                             Article IV.  Officers.

          Section 1.  Number.  The officers of the corporation shall be a
                      ------
president, treasurer, a secretary, and, if desired, a chairman of the board, vice chairman, chief executive officer, and one or more vice presidents, each of whom shall be elected by the board of directors. Such other officers as may be deemed necessary may be elected or appointed by the board of directors. Any two
(2) or more offices may be held by the same person, except the offices of president and secretary; however, no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these By-Laws to be executed, acknowledged or verified by two (2) or more officers.

          Section 2.  Election and Term of Office.  The officers of the
                      ---------------------------
corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3.  Removal.  Any officer or agent elected or appointed by the
                      -------
board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

          Section 5.  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at all meetings of the shareholders and of the Board of Directors, and have such other duties as may be prescribed by the Board of Directors from time to time.

          Section 6.  President.  The president, subject to the control of the
                      ---------
board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the board of directors. He may sign, individually, or with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments for the corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

          Section 7.  The Secretary.  The secretary shall (a) keep the minutes
                      -------------
of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

          Section 8.  The Treasurer.  The treasurer shall give a bond for the
                      -------------
faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts and monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

          Section 9.  Salaries.  The salaries of the officers shall be fixed
                      --------
from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


               Article V.  Contracts, Loans, Checks and Deposits.

          Section 1.  Contracts.  The board of directors may authorize any
                      ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2.  Loans.  Loans shall be contracted on behalf of the
                      -----
corporation and evidences of indebtedness shall be issued in its name in such manner as shall from time to time be determined by resolution of the board of directors. Such authority may be general or confined to specific instances.

          Section 3.  Checks, Drafts, etc.  All checks, drafts or other orders
                      -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed either manually or if authorized by the board of directors, by facsimile signature, by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          Section 4.  Deposits.  All funds of the corporation not otherwise
                      --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


           Articles VI.  Certificates for Shares and their Transfer.

          Section 1.  Certificates for Shares.  Certificates representing shares
                      -----------------------
of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. If authorized by the board of directors, such signatures may be by facsimile signature by means of a reproduction by engraving, imprinting, stamping or other means. Such facsimile signature shall have the same legal effect as manual signature. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

          Section 2.  Transfer of Shares.  Transfer of shares of the corporation
                      ------------------
shall be made only on the stock transfer records of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                            Article VII.  Indemnity.

          Each director and officer or former director or officer of this corporation, shall be indemnified against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the performance of duty to the corporation. A conviction or judgment (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the performance of duty to the corporation if such director or officer acted in good faith in what he considered to be the best interest of the corporation and with no reasonable cause to believe that the action was illegal. If in the judgment of the board of directors a settlement of any claim so arising is deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.


                           Article VIII.  Dividends.

          The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                               Article IX.  Seal.

          The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state and year of incorporation, and the words "Corporate Seal", but the board may adopt a different seal from time to time.


                         Article X.  Waiver of Notice.

          Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                       Article XI.  Executive Committee.

          Section 1.  Appointment.  The board of directors by resolution adopted
                      -----------
by a majority of the full board, shall designate two (2) or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

          Section 2.  Authority.  The executive committee, when the board of
                      ---------
directors is not in session shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the By-Laws of the corporation.

          Section 3.  Tenure and Qualifications.  Each member of the executive
                      -------------------------
committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.

          Section 4.  Meetings.  Regular meetings of the executive committee may
                      --------
be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by the chairman of the board, the chief executive officer, the president or a majority of the members of the committee upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

          Section 5.  Quorum.  A majority of the members of the executive
                      ------
committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          Section 6.  Action Without A Meeting.  Any action required or
                      ------------------------
permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

          Section 7.  Vacancies.  Any vacancy in the executive committee may be
                      ---------
filled by a resolution adopted by a majority of the full board of directors.

          Section 8.  Resignations and Removal.  Any member of the executive
                      ------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 9.  Procedure.  The executive committee shall elect a
                      ---------
presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.


                         Article XII.  Audit Committee.

          Section 1.  Appointment.  The board of directors by resolution adopted
                      -----------
by a majority of the full board, shall designate not more than seven (7) persons to constitute an audit committee. Members of the audit committee shall be members of the corporation's board of directors provided that a majority of the members of the audit committee shall be outside, independent directors. No member of the audit committee may be an active officer of the corporation or any of its subsidiaries.

          Section 2.  Authority.  The audit committee shall establish and
                      ---------
implement an audit program that will provide adequate safeguards to ensure the corporation's and each subsidiary bank's general operating efficiency and its compliance with managerial policies, laws, regulations and accepted accounting principles. The committee shall work with the corporation's and any subsidiary bank's auditors, both internal and external, to ensure comprehensive audit coverage. It shall meet with them and regulatory personnel to receive reports and discuss findings. The audit committee shall also monitor management's efforts to correct deficiencies discovered in an audit or supervisory examination. The committee will determine the size and composition of any internal audit staff and consult with the chief executive officer in setting compensation and evaluating performance of the audit staff.

          Section 3.  Tenure and Qualifications.  Each member of the audit
                      -------------------------
committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the audit committee.

          Section 4.  Meetings.  Regular meetings of the audit committee may be
                      --------
held without notice at such times and places as the audit committee may fix from time to time by resolution. Special meetings of the audit committee may be called by the chairman of the board, the chief executive officer, the chairman of the audit committee or a majority of the members of the committee upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the audit committee at his business address. Any member of the audit committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the audit committee need not state the business proposed to be transacted at the meeting.

          Section 5.   Quorum.  A majority of the members of the audit committee
                       ------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the audit committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          Section 6.  Action Without A Meeting.  Any action required or
                      ------------------------
permitted to be taken by the audit committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the audit committee.

          Section 7.  Vacancies.  Any vacancy in the audit committee may be
                      ---------
filled by a resolution adopted by a majority of the corporation's board of directors, present and voting.

          Section 8.  Resignations and Removal.  Any member of the audit
                      ------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the corporation's full board of directors. Any member of the audit committee may resign from the audit committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 9.  Procedure.  The audit committee shall elect a presiding
                      ---------
officer, who shall be a member of the corporation's board of directors, from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                           Article XIII.  Amendments.

          These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors at any regular, if notice is given at least two (2) days beforehand, or special meeting of the board of directors, but any By-Laws or amendments to By-Laws made by the directors may be amended, altered or repealed by the board of directors or by a two-thirds (2/3rds) vote of the stockholders.